Exhibit 99.1

Broadridge Financial Solutions, Inc.

Investor Communication Solutions

Key Statistics

Quarterly

(volume and $ in millions)

Legend:

Type
RC	= Recurring - Low Volatility
ED	= Event-Driven - High Volatility

		2Q08	2Q09	Type
	Fee Revenues (1)

Proxy	Equities	$25.7	$26.0	RC
	Stock Record Position Growth	-4%	-3%
	Pieces	31.6	26.8

	Mutual Funds	$26.4	$9.4	ED
	Pieces	45.3	12.3

	Contests/Specials	$3.6	$6.8	ED
	Pieces	4.5	8.8

	Total Proxy	$55.7	$42.2
	Total Pieces	81.4	47.9

Interims	Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)	$16.2	$17.3	RC
	Position Growth	9%	6%
	Pieces	93.9	104.6

	Mutual Funds (Supplemental Prospectuses) & Other	$10.7	$11.6	ED
	Pieces	65.9	69.2

	Total Interims	$26.9	$28.9
	Total Pieces	159.8	173.8

Transaction Reporting	Transaction Reporting	$29.1	$32.1	RC

Fulfillment	Post-Sale Fulfillment	$16.8	$18.6	RC

	Pre-Sale Fulfillment	$9.4	$9.8	ED

	Total Fulfillment	$26.2	$28.4

Other Communications	Other (2)	$8.1	$12.1	ED

	Total Fee Revenues	$146.0	$143.7
	Total Distribution Revenues	$157.2	$151.8

	Total Net Revenue as reported - GAAP	$303.2	$295.5

(1)	As of 1Q09, these items represent fee revenues only and exclude distribution revenues which are set out separately. The historical numbers have been adjusted to exclude distribution revenues.
(2)	Other includes pieces of 2.0M for 2Q08 and 3.6M for 2Q09 primarily related to corporate actions.

Broadridge Financial Solutions, Inc.

Securities Processing Solutions

Key Statistics

Quarterly

($ in millions)

Legend:

Type
RC	= Recurring - Low Volatility
ED	= Event-Driven - High Volatility

		2Q08	2Q09	Type
Equity

Transaction-Based	Equity Trades	$66.3	$70.0	RC
	Internal Trade Volume Growth	1,537	1,693
	Trade Volume (Average Trades per Day in ‘000) (1)(2)	1,583	1,804

Non-Transaction	Other Equity Services	$42.6	$48.2	RC

	Total Equity	$108.9	$118.2

Fixed-Income

Transaction-Based	Fixed-Income Trades	$12.4	$13.8	RC
	Internal Trade Volume	212	267
	Trade Volume (Average Trades per Day in ‘000)	216	310

Non-Transaction	Other Fixed-Income Services	$6.3	$7.5	RC

	Total Fixed-Income	$18.7	$21.3

	Total Net Revenue as reported - GAAP	$127.6	$139.5

(1)	As of 1Q09, Equity Trade volume adjusted to exclude trades processed under fixed priced contracts. Management believes excluding this trade volume presents a stronger correlation between trade volume and Equity Trade revenue.
(2)	Excludes trades per day for Lehman Brothers, Inc. to reflect the loss of the Lehman business and to provide a better historical comparison.

Broadridge Financial Solutions, Inc.

Clearing and Outsourcing Solutions

Key Statistics

Quarterly

($ in millions)

Legend:

Type
RC	= Recurring - Low Volatility
ED	= Event-Driven - High Volatility

		2Q08	2Q09	Type
Clearing	Net Interest Income (1)	$7.5	$3.7	RC
	Average Margin Debits	$923.0	$715.8

	Clearing Fees/Other	$12.8	$18.0	RC
	Trade Volume (Average Trades per Day in ‘000)	48.7	59.4

Outsourcing	Outsourcing	$4.4	$7.0	RC
	# of Clients	4	6

	Total Net Revenue as reported - GAAP	$24.7	$28.7

(1)	Referred to as “Margin Revenues” in Key Statistics prior to 3Q08.